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                                                                      EXHIBIT 21


LIST OF SUBSIDIARIES

                                                                   State or Country of
                                                                       Incorporation
                                                                  ---------------------

PHG Tea Leaves, Inc.                                                    Delaware
GLT International Finance LLC                                           Delaware
The Glatfelter Pulp Wood Company                                        Maryland
Glatfelter Holdings, LLC                                                Delaware
Glatfelter Holdings II, LLC                                             Delaware
GPW Timberlands, LLC                                                    Delaware
Transwelt, Inc.                                                         Pennsylvania
GW Partners, LLC (50% partnership interest)                             Wisconsin
Glenn-Wolfe, Inc.                                                       Delaware
Mollanvick, Inc.                                                        Delaware
GPW Springing Member, Inc.                                              Delaware
Schoeller & Hoesch N.A., Inc.                                           Delaware
Papierfabrik Schoeller & Hoesch GmbH & Co. KG                           Germany
Papcel-Papier und Cellulose, Technologie und Handels-GmbH               Germany
Papierfabrik Schoeller & Hoesch Auslandsbeteiligungen GmbH              Germany
PHG Verwaltungsgesellschaft mbH                                         Germany
S&H Verwaltungsgesellschaft mbH                                         Germany
TL Verwaltungsgesellschaft mbH                                          Germany
Unicon-Papier-und Kunststoffhandels GmbH                                Germany
Schoeller & Hoesch S.A.S.                                               France
Glatfelter-UK, LTD                                                      United Kingdom
Balo-I Industrial, Inc.                                                 Philippines
Newtech Pulp Inc.                                                       Philippines
Papcel-Kiew                                                             Ukraine